Exhibit 10.4

AN AGREEMENT made the     day of                 Two Thousand and Twenty Six

BETWEEN the parties more particularly described and set out in the First Schedule hereto.

WHEREBY IT IS AGREED as follows: -

1. The Landlord shall let and the Tenant shall take ALL THAT premises more particularly described in the Second Schedule hereto (hereinafter called “the said Premises” on an “as is” basis as at the time of the commencement of the term of tenancy hereinafter referred to in its present decorative repair and condition Together with the use in common with the Landlord and all others having the like right of the entrances staircases landings, passages and lavatories (if any) in the Building of which the said premises from part which is more particularly described in the Second Schedule hereto (hereinafter called “the Building”) And together with the use in common as aforesaid of the lift service in the Building (if any and whenever the same shall be operated) for the term and at the rent more particularly set out in the Third Schedule hereto And together with the furniture, fixtures, fittings equipment and household effects (if any) now thereat particulars whereof are set out in the Fifth Schedule hereto (hereinafter called “the said furniture”)

2. The Tenant to the intent that the obligations may continue throughout the term of tenancy hereby agrees with the Landlord in manner following, that is to say: -

(a)	To pay the rent, the government rates and management fee, if any, at the times and in manner aforesaid.

(b)	To pay and discharge punctually during the term of tenancy hereby created all service and/or maintenance charges (if any) payable by the owner or occupier of the Premises pursuant to or by virtue of the Deed of Mutual Covenant in respect of the Building and all charges for air-conditioning, electricity, water, gas, telephone service and all other outgoings of non-capital nature now or at any time hereafter consumed by the Tenant and chargeable in respect of the Premises and to pay all necessary deposits for the same.

(c)	To pay and discharge all rates taxes assessments duties charges impositions and outgoings of a recurring nature whatsoever now or hereafter to be imposed or charged by the Government of the Hong Kong SAR or other lawful authority on the said Premises or upon the owner or occupier in respect thereof (Property Tax excluded).

(d)	To observe such house rules as may from time to time be established by the Management Committee of the Building for the purpose of the proper management and control of the said Premises and the Building.

(e)	To obey and comply with all ordinances, regulation, by-laws, rule and requirements of any Governmental or other competent authority relating to the use and occupation of the said Premises the conduct and carrying on of the Tenant’s business on or in the said Premises or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and to notify the Landlord forthwith in writing of any notice received from any utility statutory or public authority concerning or in respect of the said Premises or any services supplied thereto and in particular to observe at all times all statutory regulations governing fire prevention within the said Premises and to observe perform and comply with all directions given by the Fire Services Department, Food and Environmental Hygiene Department, Environmental Protection Department or other competent authority in connection with the said Premises or any part thereof and the storage of goods therein and to indemnify the Landlord against all actions costs claims and demands in respect of any breach or non-observance of any of the foregoing covenants.

(f)	To use the said Premises as commercial office only and for no other purpose whatsoever Provided that the Tenant shall obtain all necessary licences, permits and/or approvals required by any Governmental or other competent authorities in connection with such use and the Landlord does not warrant that the said Premises are fit to be used for such purpose or any particular purpose(s).

(g)	Not to use the said Premises or any part thereof or permit them to be used for any illegal or immoral purpose.

(h)	Not to do or permit to be done in or upon the said Premises or any part thereof anything which may be or become a nuisance inconvenience damage or disturbance to the Landlord or to any of the tenants or occupiers of the Building and of the neighbouring or adjacent premises or buildings.

(i)	Not to use the said Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain on the said Premises overnight unless with the Landlord’s prior consent in writing. Such consent shall only be given to enable the Tenant to post watchman to look after the said Premises provided that the names of the watchmen are first registered with the Landlord prior to its giving such consent.

G)	At the Tenant’s own expenses to keep all the interior of the said Premises including the flooring and interior plaster or other finishing materials or rendering to walls, floor and ceilings and all sanitary water apparatus and the Landlord’s fixtures therein including all doors, windows, electrical installations and writings and the said furniture in proper repair and conditions and deliver up the same to the Landlord at the expiration or sooner determination of the term in proper repair and condition (fair wear and tear and latent defects excepted).

(k)	To take all reasonable precautions to protect the interior of the said Premises against damage by storm, typhoon or the like threats.

(l)	Not to do or permit to be done anything whereby the policy or policies of insurance, if any, on the said Premises or the contents thereof and the Building itself may become void or voidable or whereby the rate of premium thereon may be increased Provided That if as a result of any such act, deed, matter or thing done permitted or suffered by the Tenant, any such policy or policies of insurance shall become void or voidable or the premium thereon shall be increased, the Landlord shall be entitled to at his option either to terminate this Agreement or to continue the same upon compensation by the Tenant to the Landlord for all reasonable losses or damages the Landlord may suffer in consequence of the breach of this term and that the Tenant shall also repay to the Landlord all sums paid by way of increased premium and all reasonable expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach of this term and upon such other terms and conditions as the Landlord may, at this discretion think fit to impose.

(m)	To keep in good clean tenantable condition all the drains and pipes in the said Premises and to pay to the Landlord on demand all reasonable costs incurred by the Landlord in cleansing and clearing any of the drains pipes sanitary or water apparatus choked or stopped up owing to careless or negligent use thereof by the Tenant or his employees, servants, workmen, licensees, customers or any persons authorized by him.

(n)	To repair and amend in a proper and workmanlike manner any defect within a reasonable time, for which the tenant is responsible hereunder except a structural defect or capital nature for which the Landlord is responsible, in the interior of the said Premises, if any, of which notice in writing shall have been given to the Tenant.

(o)	To replace all broken or damaged windows, doors and fixtures of and in the said Premises due to the negligence or default of the Tenant.

(p)	To repair or replace if so required by the appropriate company or authority under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Orders in Council or Regulations made thereunder by duly authorised contractor statutory undertaking or authority as the case may be all the electrical wiring installations and fittings within the said Premises and the wiring from the Tenant’s meter or meters to and within the same.

(q)	To maintain at the expenses of Tenant all such toilets and water apparatus (located with the said Premises or elsewhere if used by the Tenant his employees invitees and licensees exclusively ) in good clean and tenantable state and in proper repair and condition at all times during the said term of tenancy to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned and to pay on demand to the Landlord the cost incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to the negligence or careless use by the Tenant or his employees invitees or licenses Provided always if the Landlord shall at any time employ a cleaning service in respect of other toilets and water apparatus in the Building then the Tenant shall use the same cleaning service to perform its obligations hereunder.

(r)	To permit the Landlord and his agents with or without workmen and others and with or without tools and appliances at all reasonable times with prior appointment being made to enter the said Premises and any part thereof to view the state of repair and condition thereof and to take inventories of the fixtures fittings and equipment therein. The Tenant shall upon receipt of any notice from the Landlord specifying any defect or want of repair (which the Tenant is liable to repair) found in the said Premises repair and make good the same and if the Tenant shall fail to do so within thirty (30) days from the date of such notice as aforesaid the Tenant shall permit the Landlord to enter upon the said Premises for the purpose of carrying out such repairs and the Tenant shall pay the Landlord’s reasonable cost of carrying out any such repairs or work and in connection with any such notice as aforesaid.

(s)	Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunition gun-powder salt-petre petrol kerosene or other explosive or combustible substance or hazardous or unlawful goods in any part of the said Premises and not at any time during the term to allow the said Premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any law for the time being in force in Hong Kong Special Administrative Region (“Hong Kong”)

(t)	Not to do or suffer any act which shall amount to a breach or non-observance of any of the terms conditions and covenants contained in the Government Lease and/or Conditions under which the Landlord holds the said Premises from the Government or contained in the Deed of Mutual Covenant and the Management Agreement (if any) in respect of the Building.

(u)	Not without the previous consent in writing of the Landlord which consent shall not be unreasonably withheld to make or permit any alterations in or additions to the said Premises or any part thereof or to any of the fixtures nor pull down alter or remove any portions of the partitions or fittings thereof nor make any alterations in the architectural features or facings or to electrical wiring installments thereof.

(v)	Not to cut maim or injure or cause suffer or permit to be cut maimed or injured any doors windows walls joists cement concrete columns beams girders floor slabs or any other part of the fabric of the said Premises without the prior consent of the Landlord which consent shall not be unreasonably withheld.

(w)	Not to encumber obstruct or permit to be encumbered or obstructed with any boxes, packaging, merchandise, rubbish or other articles or obstructions of any kind or nature any of the entrances, exits, staircases, landings, passages save in spaces designated for disposal of lifts, rubbish lifts lobbies or other parts of the Building not included in the said Premises. In addition to any other remedies which the Landlord may have hereunder, the Landlord, his servants or agents may without any prior notice to the Tenant remove any such obstruction and dispose of the same as he may think fit without incurring any liability therefor and the Tenant shall on demand pay to the Landlord all costs and expenses incurred in such removal.

(x)	Not to produce or permit or suffer to be produced any loud music or excessive noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound) so as to create a nuisance or annoyance to the occupants of the Building or neighbouring Premises.

(y)	Not to assign, underlet or otherwise part with the possession of the said premises or any part thereof in any way whether by way of sub-letting, lending, sharing or other means nor permit or suffer any arrangement or transaction whereby any person or persons not named as a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer, sub-letting, sharing, assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith surrender the said Premises to the Landlord with vacant possession on notice to that effect from the Landlord. The Tenant shall be personal to the Tenant and without in any way limiting the generality of the foregoing the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this clause:

(i)	In the case of the Tenant which is a partnership the taking in or one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii)	In the case of the Tenant who is an individual (including a sole surviving partner or a partnership tenant) the death insanity or disability of that individual to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

(iii)	In the case of a Tenant which is a corporation any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iv)	The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(v)	The change of the Tenant’s business/trade name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

(z)	To permit the Landlord during the two months immediately preceding the determination of the tenancy hereby created to affix and retain without interference upon any external part of the said Premises a notice for reletting or selling the same and the Tenant shall permit persons with written authority from the Landlord of their agents at all reasonable time of the day with prior appointment being made to enter and view the said Premises or any part thereof.

(aa)	To fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever make upon the Landlord in respect of any damage loss or injury to any person or property whatsoever caused by or through or in any way owing to activities in the said premises or the defective or damaged conditions of the said Premises or any part thereof for the repair of which the Tenant is responsible hereunder or caused by the negligence of the Tenant.

(bb)	At the expiration or sooner determination of the term quietly to yield up to the Landlord the said Premises and all fixtures fittings decorations partitions improvements and additions thereto and the said furniture in good tenantable and substantial repair and condition Provided That the Tenant shall if so required by the Landlord at the Tenant’s own costs and expenses remove all fixtures fittings partitions, additions, floor coverings, wall finishes, false ceilings, electrical installations and wiring, erections and alterations made or installed upon or in the said Premises whether by the Tenant or by the previous occupier of the said Premises and taken over by the Tenant and to re-instate restore and make good any damage caused by such removal or re-instatement and to restore the said Premises to its original condition acceptable to the Landlord on or before the expiration or sooner determination of the term Provided that the Tenant’s obligations relating to the removal or re-instatement under this Clause may be modified or varied by the Landlord notifying the Tenant in writing that the Landlord proposes without payment or any compensation to retain all or any of the said fixtures, fittings, additions, partitions, floor coverings, erections and alterations which the Tenant is otherwise liable hereunder to remove but subject to this proviso, the Tenant shall re-instate restore and make good the said Premises or any part thereof requiring to be-instated restored or made good and in the event of the Tenant failing so to do the tenant shall on demand pay to the Landlord the cost of such reinstatement restoration or making good AND Provided further that if after the Tenant has vacated the said Premises any personal property, trade fixtures and fittings and additions therein and thereto of the Tenant (“the Tenant’s property) remain in or on the said Premises the same shall be deemed to be abandoned and the Landlord may remove, sell or otherwise dispose of the Tenant’s said Premises and the Tenant shall indemnify the Landlord against any liability incurred including liability to any third party whose property is sold or disposed of by him and against any damage occasioned to the property and any loss caused by or related to the presence of the Tenant’s property in or on the said Premises.

(cc)	To effect and maintain throughout the Term insurance cover in respect of the Tenant’s obligations with a reputable insurance company to the satisfaction of the Landlord and to produce to the Landlord, as and when so required by the Landlord, the policy of such insurance together with the receipt for the last payment of premium and a certificate from the relevant insurance company that the policy is fully paid up and in all respects valid and subsisting, in default of which the Landlord shall be entitled (but not obliged) at the Tenant’s expenses to effect such insurance cover. The policy of such insurance shall be in the name of the Tenant and endorsed to show the interest of the Landlord in the Property and the Building and shall be in such amount as the Landlord may from time to time stipulate and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior written consent of the Landlord.

(dd)	To observe and perform all covenants term and conditions contained in the Government Lease or Conditions (as the case may be) and the Deed of Mutual Covenant (if any) relating to the building of which the said Premises forms part and shall indemnify and keep the Landlord indemnified directly or indirectly from and against all loss and damage, liabilities, costs, charges and claim that may be suffered or incurred by the Landlord as a result of or in connection with any omission or neglect by the Tenant his agents, servants, contractor, employees and visitors to the said Premises.

3. The Landlord hereby agrees with the Tenant as follows: -

(a)	That the Tenant paying the rent hereby reserved and performing and observing the agreements stipulations and conditions hereinbefore contained shall have quiet possession and enjoyment of the said Premises during the term without any interruption by the Landlord or any person lawfully claiming through under or in trust for him.

(b)	To pay the government rent, Property Tax and outgoings of capital and non-recurring nature if any in respect of the said Premises during the said term.

(c)	At the expense of the Landlord, to keep on good repair and condition of the main structure main walls, water and gas pipes, electricity supply cables and wires and all common areas and facilities of the Building Provided that the Landlord’s liability hereunder shall not be deemed to have arisen unless and until notice in writing of any want of repair shall have been previously given by the relevant government authorities or the Management Committee if any or the Tenant to the Landlord.

4. PROVIDED ALWAYS THAT IT IS HEREBY AGREED as follows: -

(a)	If the rent hereby reserved or any part thereof shall be unpaid for fifteen (15) days after the same shall have become payable (whether formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any of the agreements stipulations and conditions herein contained and on his part to be performed or observed provided that if the Tenant shall fail to rectify the same within 14 days upon receipt of the Landlord’s notice in writing or if the Tenant shall become bankrupt or being a corporation shall go into voluntary liquidation or, if any, petition shall be filed for the bankruptcy or winding up of the Tenant or if the Tenant shall otherwise become insolvent or enter into any composition or arrangement with his creditors or shall suffer his goods or chattels to be levied in execution then and in any of the said cases, it shall be lawful for the Landlord at any time thereafter to re-enter upon the said Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine and the deposit paid hereunder shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant’s agreements stipulations and conditions herein contained and a written notice served by the Landlord on the Tenant or left at the said Premises to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power. All costs and expenses incurred by the Landlord in demanding the rent and other charges shall be repaid by the Tenant and shall be recoverable from him as a debt.

(b)	For the purpose of Part V of the Landlord and Tenant (Consolidation) ordinance Cap.7 and for the purpose of this Agreement the rent in respect of the said Premises shall be deemed to be in arrears if not paid at the time and in the manner stipulated as aforesaid. All reasonable costs and expenses for and incidental to distraint shall be paid by the Tenant and is recoverable from the Tenant as a debt.

(c)	The Tenant shall on the signing hereof deposits with the Landlord the sum specified in the Fourth Schedule hereto (“the Deposit”) to secure the due observance and performance by the Tenant of agreements stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed. The Deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant with power for the Landlord, without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any agreements stipulations terms or conditions. In the event of any deduction as aforesaid, the Tenant shall deposit with the Landlord the amount by which the said deposit may have been deducted and if the Tenant shall fail so to do within 14 days upon receipt of the Landlord’s notice in writing the Landlord shall forthwith be entitled to re-enter on the said Premises or any part thereof in the name of the whole and to determine this Agreement in which event the deposits may be forfeited to the Landlord without prejudice to any other right of the Landlord hereunder. Subject as aforesaid, the said deposits of the said Premises shall be refunded to the Tenant by the Landlord within thirty days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach, non-observance or non-performance of any of the said agreements, stipulations, obligations terms or conditions and on the part of the Tenant to be observed and performed whichever is the later.

(d)	Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach by the Tenant of his obligations herein.

(e)	No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s right herein in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat of effect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and it shall in no way be considered as waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessary of obtaining the specific written consent of the specific written consent of the Landlord in the future unless expressly so provided.

(f)	For the purpose of this Agreement any act default or omission of the agents employees servants invitees visitors and licensees of the Tenant shall be deemed to be default or omission of the Tenant.

(g)	All notice under this Agreement shall be in writing. Any notice to the Tenant shall be sufficiently served if left addressed to the Tenant at the said Premises or sent to the Tenant by registered post or left at the Tenant’s last known address (or its registered office if it is a company or corporation) in Hong Kong and any notice to the Landlord shall be sufficiently served if delivered to the Landlord personally or sent to the Landlord by registered post or left at the Landlord’s last known address (or its registered office if it is a company or Corporation) in Hong Kong.

5. Unless due to the act, omission or request of the Landlord, the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever: -

(a)	In respect of any loss or profit or business or loss of life or damage or injury to person or property or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators and air-conditioning system (if any) condenser, water supply system (if any), electric power and water supplies, or any other services provided by the said building; or

(b)	In respect of any loss of profit or business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person caused by or through or in any way owing to the escape of fumes, smoke, fire, odours or any other substance or thing or the overflow of water from anywhere within the said building or the leakage or overflow of water into the said building or any part thereof from anywhere outside the said building (whether the overflow or leakage is from pipes, drains, water tanks, water apparatus, sprinkler system or other from of prevention or control apparatus) or the decoration or fitting out of any part of the said building carried out by the Landlord or any other tenants or occupiers of the said building; or

(c)	In respect of any loss of profit or of business or loss of life or loss or damage or injury to person or property sustained by the Tenant or any other person or any disruption or inconvenience suffered by the Tenant or any other person unless the same is caused by the willful default of the Landlord or the landlord is otherwise liable for the same;

Nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing. The Tenant shall fully indemnify the Landlord against all claims, demands, actions and legal proceedings whatsoever made upon the Landlord in respect of any damage or injury to any person whomsoever caused by or through or in any way owing to the escape of fumes, smoke, fire, odours or any other substance or thing or the overflow of water from the said premises caused by the act, omission or neglect of the Tenant or the defective condition of the said premises.

6. The Tenant hereby expressly declares that no fine premium or key money or any other consideration has been paid by the Tenant and any person on behalf of the Tenant to the Landlord in connection with obtaining this tenancy.

7. At any time when the Tenant is two or more persons such expressions include all or either or any such persons and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with such persons jointly and severally.

8. No warranty express or implied is given by the Landlord that the said Premises are fit or otherwise permitted by the relevant authorities to used for the purposes which the Tenant shall used the Premises for; the Tenant shall not have any claim whatsoever against the Landlord and shall forthwith ceased to use the Premises for such purpose if and whenever the Landlord and/or the Tenant shall be required ordered or demanded by the relevant authorities to cease to use the Premises for such purpose and the Tenant hereby agrees that he will at his own expenses apply for any requisite licence or licences permit or permits from all governmental or public authorities in respect of the carrying on of the Tenant’s business therein and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent governmental or public authorities in connection with the conduct of such business by the Tenant in the said Premises AND the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause.

9. The Landlord will give no warranty or undertaking whatsoever in respect of the legality of any structure, construction or partitioning of the said Premises or any part thereof.

10. The Landlord will give no representation, warranty or undertaking as regards the state, condition, quality, fitness for any purpose or use in respect of the Landlord’s fixtures and fitting.

11. The fixtures and furniture (if any) included in the rent set forth in but not limited to the Fifth Schedule hereto should be kept in good, clean and substantial repair and condition and property preserved and painted and so to maintain the same at the expense of the Tenant and deliver up the same in good working condition to the Landlord at the expiration or sooner determination of the term hereby created in the like condition.

12. If at any time during the Term the Landlord shall assign the said Premises subject to and with the benefit thereof to an assignee, the Tenant hereby expressly agrees that the Landlord can transfer to said assignee the Deposit (less any deduction which the Landlord may make according to the provisions of this Agreement and the said deposit or the balance thereof after the said deduction shall hereinafter be referred to as “the Remaining Deposit”) for the time being held by the Landlord provided that a notice containing particulars of the same and an undertaking duly signed by the said assignee to refund to the Tenant the Remaining Deposit in accordance with the terms and conditions under this Agreement shall have been served on the Tenant and the Landlord shall be absolutely discharged and exonerated from the Landlord’s obligation to refund the Remaining Deposit to the Tenant and the Tenant shall waive all his rights and claims hereunder against the Landlord in respect of the Remaining Deposit.

13. All costs and disbursements (including stamp duty) for the preparation and the signing of this Agreement shall be borne and paid by the Landlord and the Tenant in equal shares.

14. It is further agreed by the parties hereto that the additional terms and conditions contained in the Sixth Schedule hereto shall form part of this Agreement and be observed and performed by the parties hereto.

15. This Agreement shall be governed by and construed according to the law of Hong Kong.

16. No person other than the parties to this Agreement will have any right under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce or enjoy the benefit of any of the provisions of this Agreement. Application of the Contracts (Rights of Third Parties) Ordinance (Cap.623) is hereby expressly excluded.

17. In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them.

THE FIRST SCHEDULE ABOVE REFERRED TO

Landlord:	TAK SZE INVESTMENT COMPANY LIMITED whose registered office is situated at Flat B, 8th Floor, Derrick Industrial Building, 49-51 Wong Chuk Hang Road, Wong Chuk Hang, Hong Kong

Tenant:	WONDERFUL CONCEPT INVESTMENT LIMITED whose registered office is situated at 2nd Floor, Kam Lung Commercial Centre, 2 Hart Avenue, Tsim Sha Tsui, Kowloon, Hong Kong

THE SECOND SCHEDULE ABOVE REFERRED TO

Premises:	ALL THOSE premises known as SECOND FLOOR of KAM LUNG COMMERCIAL CENTRE, No.2 Hart Avenue, Kowloon, erected on KOWLOON INLAND LOT N0.11000 (as shown coloured Pink on the Plan attached hereto)

THE THIRD SCHEDULE ABOVE REFERRED TO

Term:	ONE (1) YEAR commencing on the 16th Day of December 2025 and expiring on the 15th day of December 2026 (both days inclusive)

Rent:	HONG KONG DOLLARS FORTY ONE THOUSAND AND FIVE HUNDRED ONLY (HK$41,500.00) (exclusive of management fees, rates, government rent, air-conditioning charges, water, gas and electricity charges and all other outgoings) payable in advance before the 1st day of each and every month without any deduction whatsoever to the Landlord

The first monthly rent shall be paid on the signing of this Agreement.

THE FOURTH SCHEDULE ABOVE REFERRED TO

Deposit:	(i)	Rental Deposit

HONG KONG DOLLARS ONE HUNDRED THIRTY TWO THOUSAND AND THREE HUNDRED ONLY (HK$132,300.00);

	(ii)	Management Fee Deposit

HONG KONG DOLLARS FOURTEEN THOUSAND TWO HUNDRED AND EIGHTY ONLY (HK$14,280.00)

THE FIFTH SCHEDULE ABOVE REFERRED TO

“the said furniture”

Two (2) air-conditioners with separate on-off switch

THE SIXTH SCHEDULE ABOVE REFERRED TO

Additional Terms and Conditions

1.	Condition of the said Premises

The Tenant hereby declares that he has inspected and is fully satisfied with and accepts in all respects the existing state, condition and finishes of the said Premises. The said Premises are let and will be let to the Tenant on an “as is” basis. The Landlord will deliver the Premises in the same state, condition and repair which the immediate outgoing licensee/occupier delivers to the Landlord. The Landlord shall not be required to do any work or repair to such state- and condition of the said Premises and the Tenant shall take the said Premises in such state and condition and shall raise no objection whatsoever in relation thereto.

2.	Rent-Free Period

The Tenant shall be entitled to occupy the said Premises rent-free for ONE (1) month from 1st October 2024 to 31st October 2024 Provided that the Tenant shall pay management fee, government rent, utility charges and other outgoings in accordance with the provisions of this tenancy during the said rent-free period Provided further that there is no outstanding Rent, management fee, rates and government rent as at 30th September 2024 and under no circumstances shall the Tenant be in any way released from its obligations hereunder to pay the Rent, management fee, rates, government rent and utility charges in accordance with the provisions of this tenancy.

3.	The Tenant shall be responsible for maintenance of the air-conditioning during the Tenancy. If the air-conditioners required to be changed, the Tenant shall be responsible.

4.	The management company has the right to adjust the management fee during the Tenant. The management company shall notify all landlords and tenants in writing one month before the adjustment and the Tenant shall pay the adjusted management fee afterwards.

5.	The rate of the property shall be determined by the notification by the Rate and Valuation Department of Hong Kong.

6.	The Tenant shall be responsible for the legal fee and disbursement of this agreement of HK$2,500.

7.	The Tenant shall apply for water and electricity meters.

8.	The Tenant confirm that he is aware it is not permitted to leave any belongings in the public area.

9.	The Tenant shall be responsible to purchase the Premise’s property insurance and responsibility insurance.

10.	The Tenant shall be responsible for maintaining the water pipe inside the Premise.

11.	The Tenant shall arrange for cleaning and garbage removal and ensure cleanliness of the public area.

12.	The Tenant shall submit detail design prior to renovation to the Landlord for approval and allow management company to take photos and follow up.

13.	The Tenant must not assign the Tenancy through agents or social media without approval from the Landlord.

14.	Mr. Lam shall sign personal guarantee.

(D) CABLE TRENCH
THICK REMOVABLE
PLATE BY BUILDER
200 X 200 FLOOR OPENING FOR TEL
F/B & T/A
22 708
8 433
3 657
FRENCH DR (AT 1/FL ONLY)
FLAT ROOF
(AT 1/FL ONLY)
CEMENT CONCRETE
LE LAID ON 1:3
ND SCREEDING
LL & OVER ONE
EXIT
UP
DN
LIFT F
ELECTRICAL CLOSET
1 HR FRP ACCESS PANEL
OFFICE
SPRINKLER SYSTEM TO BE PROVIDED
100 CC SURFACE CHANNEL
2 000
300
1075

SIGNED by Cheng Tak Choi, its director for and on behalf of the Landlord whose signature is verified by	/s/ Tak Sze Investment Company Limited

RECEIVED the day and year first above written of and from the Tenant the sum of Hong Kong Dollars One Hundred Forty Six Thousand Five Hundred and Eighty Only (of which HK$146,580.00 be transferred from the deposit held by the Landlord under the previous Tenancy Agreement made between the parties hereto dated 16th September 2019) being the Deposit above expressly to be paid by the Tenant to the Landlord	HK$146,580.00 /s/ Tak Sze Investment Company Limited The Landlord

SIGNED by Its sole director for and on behalf of the Tenant in the presence of	/s/ Wonderful Concept Investment Limited

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